UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

Grayscale® Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Digital Large Cap Fund LLC Shares	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Grayscale Investments, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”), previously announced on September 16, 2022 that the Fund had declared a distribution and established a record date for the distribution of rights to the ETH Proof of Work tokens (“ETHPoW”), which were received by the Fund as a result of a fork in the Ethereum blockchain on September 15, 2022, following the upgrade referred to as the “Merge,” to holders of record of the Fund (“Record Date Shareholders”) as of the close of business on September 26, 2022 (the “Record Date”). The right to acquire, or otherwise establish dominion and control over, any ETHPoW as a result of the aforementioned fork in the Ethereum blockchain is referred to as a “right to the Forked Asset” and any such ETHPoW acquired through such a right to the Forked Asset is referred to as the “Forked Asset”.

Pursuant to the terms of the LLC Agreement governing the Fund, the Fund previously appointed Grayscale Investments, LLC as agent (in this capacity, the “Agent”) on behalf of the Record Date Shareholders and transferred all of the rights to the Forked Assets then held by the Fund to the Agent on behalf of the Record Date Shareholders. The Agent, on behalf of the Record Date Shareholders of the Fund, previously communicated that it would look to acquire the Forked Assets as soon as practicable after receipt of the rights thereto and thereafter sell the Forked Assets over a period of time, not then expected to exceed 180 days. In the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2022, the Agent disclosed that “[i]n case the Agent determines a market for the Forked Asset does not develop or the cost incurred by the Agent in connection with the sale of the Forked Assets is likely to be greater than the aggregate sale value, the Agent will abandon the Forked Assets.” On March 16, 2023, the Agent announced that it would extend the review period during which it would continue the process of evaluating the market environment to determine whether it can acquire the Forked Assets and whether, when, and in what manner it could sell the Forked Assets on behalf of the Record Date Shareholders.

On September 18, 2023, the Agent announced that it has irrevocably abandoned all of the rights to the Forked Assets. The Agent has determined that the Custodian does not support the Forked Assets, nor have trading venues with meaningful liquidity developed for the Forked Assets. As such, it is not possible to exercise the rights to acquire and sell the Forked Assets, and on behalf of the Record Date Shareholders, the Agent is abandoning the rights to the Forked Assets. A copy of the announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Grayscale Investments, LLC dated September 18, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of Grayscale Digital Large Cap Fund LLC

Date:	September 18, 2023	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer